HUDSON PACIFIC PROPERTIES, INC.
FIRST QUARTER 2017
Supplemental Operating and Financial Information

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 21, 2017 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Frank Cohen
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Senior Managing Director, Blackstone Group, L.P.

Richard B. Fried	Jonathan M. Glaser	Robert L. Harris II
Managing Member, Farallon Capital Management, L.L.C.	Managing Member, JMG Capital Management LLC	Executive Chairman (retired), Acacia Research Corporation

Mark D. Linehan	Robert M. Moran, Jr.	Michael Nash
President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies

Barry A. Porter
Managing General Partner, Clarity Partners L.P.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer, Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steve Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Josh Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

David Tye	Derric Dubourdieu	Elva Hernandez
SVP, Pacific Northwest	SVP, Leasing	VP, Controller
INVESTOR RELATIONS
Laura Campbell VP, Head of Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Barry Oxford	Alexander Goldfarb
Bank of America Merrill Lynch	D.A. Davidson	Sandler O'Neill + Partners
(646) 855-5808	(212) 240-9871	(212) 466-7937

Ross Smotrich	Craig Mailman	Nick Yulico
Barclay Capital	KeyBanc Capital Markets	UBS Investment Bank
(212) 526-2306	(917) 368-2316	(212) 713-3402

Tom Catherwood	Richard Anderson	Blaine Heck
BTIG	Mizuho Securities	Wells Fargo Securities
(212) 738-6140	(212) 205-8445	(443) 263-6516

David Rodgers		Vikram Malhotra
Robert W. Baird & Company		Morgan Stanley
(216) 737-7341		(212) 761-7567

RATING AGENCIES

Stephen Boyd	Alice Chung	Fernanda Hernandez
Fitch Ratings	Moody’s Investor Service	Standard & Poor’s
(212) 908-9153	(212) 553-2949	(212) 438-1347

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

CORPORATE DATA
(Unaudited, in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Website at www.hudsonpacificproperties.com.

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Number of office properties owned	52	54	52	51	53
Office properties square feet(1)	13,887,405	14,084,405	13,714,851	13,214,376	13,480,616
Stabilized office properties leased rate as of end of period(2)	96.4%	96.4%	96.5%	96.5%	95.8%
In-Service office properties leased rate as of end of period(3)	91.2%	91.2%	90.7%	91.1%	90.7%
Number of Media & Entertainment properties owned	2	2	2	2	2
Media & Entertainment square feet(1)	879,652	879,652	879,652	879,652	879,652
Media & Entertainment leased rate as of end of period(4)	90.3%	89.1%	87.1%	85.3%	81.6%
Number of land assets owned	6	7	8	8	8
Land assets estimated square feet(5)	2,539,562	2,539,562	2,638,875	2,638,875	2,638,875
Market capitalization (in thousands):
Total debt(6)	$2,407,196	$2,707,839	$2,427,440	$2,358,029	$2,097,539
Series A Preferred Units	$10,177	$10,177	$10,177	$10,177	$10,177
Common equity capitalization(7)	$5,466,098	$5,149,111	$4,861,070	$4,300,917	$4,249,186
Total market capitalization	$7,883,471	$7,867,127	$7,298,687	$6,669,123	$6,356,902
Debt/total market capitalization	30.5%	34.4%	33.3%	35.4%	33.0%
Series A preferred units & debt/total market capitalization	30.7%	34.5%	33.4%	35.5%	33.2%
Common stock data (NYSE:HPP):
Range of closing prices(8)	$ 33.75 - 36.65	$ 31.99 - 35.27	$ 34.33 - 29.03	$ 30.05 - 27.16	$ 22.97 - 29.35
Closing price at quarter end	$34.64	$34.78	$32.87	$29.18	$28.92
Weighted average fully diluted common stock/units outstanding (in thousands)(9)	150,335	146,955	146,793	146,399	145,894
Shares of common stock\units outstanding at end of period (in thousands)(10)	157,797	148,048	147,888	147,393	146,522
__________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(2)	Stabilized office properties leased rate excludes the lease-up properties, redevelopment, development, properties held-for-sale, and land properties described on pages 16, 18 and 19.

(3)	In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 15 and 16.

(4)	Percent occupied for Media and Entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Total debt excludes unamortized non-cash loan premium and deferred financing costs. The full amount of debt related to the Pinnacle I & II joint venture and Hill7 joint venture is included.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares), OP units outstanding and dilutive shares multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for the three-month periods ending March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016 includes an estimate for dilution impact of stock grants to our executives under our 2014, 2015, 2016 and 2017 outperformance programs and performance-based awards under our special one-time award grants based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Dilutive 2014/2015/2016/2017 OPP stock grants and one-time retention award grants”).

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock\units outstanding include the estimated Dilutive 2014/2015/2016/2017 OPP stock grants and one-time retention award grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

Consolidated Balance Sheets (Unaudited, $ in thousands, except share data)

	March 31, 2017	December 31, 2016

ASSETS
Investment in real estate, net	$6,044,127	$6,021,559
Cash and cash equivalents	115,690	83,015
Restricted cash	18,000	25,177
Accounts receivable, net	2,009	6,852
Straight-line rent receivables, net	84,850	87,281
Deferred leasing costs and lease intangible assets, net	296,645	309,962
Derivative assets	8,558	5,935
Goodwill	8,754	8,754
Prepaid expenses and other assets, net	84,582	27,153
Investment in unconsolidated entities	38,546	37,228
Assets associated with real estate held for sale	—	66,082
TOTAL ASSETS	$6,701,761	$6,678,998

LIABILITIES AND EQUITY
Notes payable, net	$2,388,388	$2,688,010
Accounts payable and accrued liabilities	135,198	120,444
Lease intangible liabilities, net	73,033	80,130
Security deposits	33,019	31,495
Prepaid rent	34,779	40,755
Derivative liabilities	967	1,303
Liabilities associated with real estate held for sale	—	3,934
TOTAL LIABILITIES	2,665,384	2,966,071

6.25% Series A cumulative redeemable preferred units of the operating partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 155,279,629 shares and 136,492,235 shares outstanding at March 31, 2017 and December 31, 2016, respectively	1,553	1,364
Additional paid-in capital	3,691,819	3,109,394
Accumulated other comprehensive income	8,710	9,496
Accumulated income (deficit)	3,784	(16,971)
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,705,866	3,103,283
Non-controlling interest—members in consolidated entities	307,438	304,608
Non-controlling interest—units in the operating partnership	12,896	294,859
TOTAL EQUITY	4,026,200	3,702,750
TOTAL LIABILITIES AND EQUITY	$6,701,761	$6,678,998

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

Consolidated Statements of Operations (Unaudited, $ in thousands, except share data)

	Three Months Ended March 31,
	2017	2016
REVENUES
Office
Rental	$133,516	$116,227
Tenant recoveries	17,401	20,533
Parking and other	5,899	5,532
Total office revenues	156,816	142,292
Media & Entertainment
Rental	6,685	6,028
Tenant recoveries	665	199
Other property-related revenue	4,042	4,969
Other	77	49
Total Media & Entertainment revenues	11,469	11,245
TOTAL REVENUES	168,285	153,537
OPERATING EXPENSES
Office operating expenses	$47,954	$47,703
Media & Entertainment operating expenses	7,251	5,952
General and administrative	13,810	12,503
Depreciation and amortization	70,767	68,368
TOTAL OPERATING EXPENSES	139,782	134,526
INCOME FROM OPERATIONS	28,503	19,011
OTHER EXPENSE (INCOME)
Interest expense	21,930	17,251
Interest income	(30)	(13)
Unrealized (gain) loss on ineffective portion of derivative instruments	(6)	2,125
Other (income) expense	(678)	24
TOTAL OTHER EXPENSES	21,216	19,387
INCOME (LOSS) BEFORE GAINS ON SALE OF REAL ESTATE	7,287	(376)
Gains on sale of real estate	16,866	6,352
NET INCOME	24,153	5,976
Net income attributable to preferred units	(159)	(159)
Net income attributable to participating securities	(240)	(197)
Net income attributable to non-controlling interest in consolidated entities	(3,037)	(1,945)
Net income attributable to units in the operating partnership	(202)	(1,422)
Net income attributable to Hudson Pacific Properties, Inc. common stockholders	$20,515	$2,253
Basic and diluted per share amounts:
Net income attributable to common stockholders—basic	$0.14	$0.03
Net income attributable to common stockholders—diluted	$0.14	$0.03
Weighted average shares of common stock outstanding—basic	147,950,594	89,190,803
Weighted average shares of common stock outstanding—diluted	149,950,346	89,597,803
Dividends declared per share of common stock	$0.250	$0.200

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

	Three Months Ended
Quarter To Date	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Funds From Operations (“FFO”)(1)
Net income	$24,153	$28,530	$5,217	$4,035	$5,976
Adjustments:
Depreciation and amortization of real estate assets	70,294	66,720	66,965	65,655	67,905
Gains on sale of real estate	(16,866)	(21,874)	—	(2,163)	(6,352)
FFO attributable to non-controlling interests	(5,507)	(5,243)	(4,902)	(4,510)	(4,162)
Net income attributable to preferred units	(159)	(159)	(159)	(159)	(159)
FFO to common stockholders and unitholders	71,915	67,974	67,121	62,858	63,208
Specified items impacting FFO:
Acquisition-related expenses	—	—	315	61	—
FFO (excluding specified items) to common stockholders and unitholders	$71,915	$67,974	$67,436	$62,919	$63,208

Weighted average common stock/units outstanding—diluted	150,335	146,955	146,793	146,399	145,894
FFO per common stock/unit—diluted	$0.48	$0.46	$0.46	$0.43	$0.43
FFO (excluding specified items) per common stock/unit—diluted	$0.48	$0.46	$0.46	$0.43	$0.43

	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended
Year To Date	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Funds From Operations (“FFO”)(1)
Net income	$24,153	$43,758	$15,228	$10,011	$5,976
Adjustments:
Depreciation and amortization of real estate assets	70,294	267,245	200,525	133,560	67,905
Gains on sale of real estate	(16,866)	(30,389)	(8,515)	(8,515)	(6,352)
FFO attributable to non-controlling interests	(5,507)	(18,817)	(13,574)	(8,672)	(4,162)
Net income attributable to preferred units	(159)	(636)	(477)	(318)	(159)
FFO to common stockholders and unitholders	71,915	261,161	193,187	126,066	63,208
Specified items impacting FFO:
Acquisition-related expenses	—	376	376	61	—
FFO (excluding specified items) to common stockholders and unitholders	$71,915	$261,537	$193,563	$126,127	$63,208

Weighted average common stock/units outstanding—diluted	150,335	146,739	146,668	146,350	145,894
FFO per common stock/unit—diluted	$0.48	$1.78	$1.32	$0.86	$0.43
FFO (excluding specified items) per common stock/unit—diluted	$0.48	$1.78	$1.32	$0.86	$0.43
______________________________

(1)	See page 36 for Management’s Statements on FFO.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, $ in thousands)

	Three Months Ended
Quarter To Date	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$71,915	$67,974	$67,121	$62,858	$63,208
Adjustments:
Straight-line rent, net	3,084	(9,069)	(7,510)	(4,979)	(4,790)
Amortization of above-market and below-market leases, net	(5,564)	(5,776)	(4,347)	(4,298)	(4,697)
Amortization of above-market and below-market ground leases, net	637	556	534	535	535
Amortization of lease incentive costs	320	311	303	268	269
Amortization of deferred financing costs and loan premium, net	1,157	1,155	1,128	1,558	1,015
Unrealized (gain) loss on ineffective portion of derivative instrument	(6)	(194)	(879)	384	2,125
Recurring capital expenditures, tenant improvements and lease commissions	(31,712)	(28,075)	(22,903)	(24,099)	(20,217)
Non-cash compensation expense	3,901	4,213	3,288	3,301	3,342
AFFO	$43,732	$31,095	$36,735	$35,528	$40,790

Dividends paid to common stock and unitholders	$39,919	$29,350	$29,350	$29,317	$29,802
AFFO payout ratio	91.3%	94.4%	79.9%	82.5%	73.1%

	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended
Year To Date	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$71,915	$261,161	$193,187	$126,066	$63,208
Adjustments:
Straight-line rent, net	3,084	(26,348)	(17,279)	(9,769)	(4,790)
Amortization of above-market and below-market leases, net	(5,564)	(19,118)	(13,342)	(8,995)	(4,697)
Amortization of above-market and below-market ground leases, net	637	2,160	1,604	1,070	535
Amortization of lease incentive costs	320	1,151	840	537	269
Amortization of deferred financing costs and loan premium, net	1,157	4,856	3,701	2,573	1,015
Unrealized (gain) loss on ineffective portion of derivative instrument	(6)	1,436	1,630	2,509	2,125
Recurring capital expenditures, tenant improvements and lease commissions	(31,712)	(95,294)	(67,219)	(44,316)	(20,217)
Non-cash compensation expense	3,901	14,144	9,931	6,643	3,342
AFFO	$43,732	$144,148	$113,053	$76,318	$40,790

Dividends paid to common stock and unitholders	$39,919	$117,819	$88,469	$59,119	$29,802
AFFO payout ratio	91.3%	81.7%	78.3%	77.5%	73.1%
_____________________________

(1)	See page 36 for Management’s Statements on AFFO.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

DEBT SUMMARY
(Unaudited, $ in thousands)

The following table summarizes the balance of our indebtedness as of March 31, 2017 and December 31, 2016.

	March 31, 2017	December 31, 2016
Notes payable	$2,407,196	$2,707,839
Less: deferred financing costs, net(1)	(18,808)	(19,829)
Notes payable, net	$2,388,388	$2,688,010
________________

(1)
Excludes deferred financing costs related to establishing our unsecured revolving credit facility of $1.3 million and $1.5 million as of March 31, 2017 and December 31, 2016, respectively, which are included in prepaid expenses and other assets, net in the Consolidated Balance Sheets.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

DEBT SUMMARY—(Continued)
(Unaudited, $ in thousands)

The following table sets forth information with respect to the amounts included in notes payable, net as of:

	March 31, 2017		December 31, 2016
	Principal Amount	Deferred Financing Costs, net	Principal Amount	Deferred Financing Costs, net	Interest Rate(1)	Contractual Maturity Date		Annual Debt Service(2)	Balance at Maturity
UNSECURED LOANS
Unsecured Revolving Credit Facility(3)	$—	$—	$300,000	$—	LIBOR+ 1.15% to 1.85%	4/1/2019	(4)	$—	$—
5-Year Term Loan due April 2020(3)(5)	450,000	(3,243)	450,000	(3,513)	LIBOR+ 1.30% to 2.20%	4/1/2020		—	450,000
5-Year Term Loan due November 2020(3)	175,000	(697)	175,000	(745)	LIBOR +1.30% to 2.20%	11/17/2020		—	175,000
7-Year Term Loan due April 2022(3)(6)	350,000	(2,157)	350,000	(2,265)	LIBOR+ 1.60% to 2.55%	4/1/2022		11,760	350,000
7-Year Term Loan due November 2022(3)(7)	125,000	(892)	125,000	(931)	LIBOR +1.60% to 2.55%	11/17/2022		3,788	125,000
Series A Notes	110,000	(891)	110,000	(930)	4.34%	1/2/2023		4,774	110,000
Series E Notes	50,000	(289)	50,000	(300)	3.66%	9/15/2023		1,830	50,000
Series B Notes	259,000	(2,207)	259,000	(2,271)	4.69%	12/16/2025		12,147	259,000
Series D Notes	150,000	(874)	150,000	(898)	3.98%	7/6/2026		5,970	150,000
Series C Notes	56,000	(527)	56,000	(539)	4.79%	12/16/2027		2,682	56,000
TOTAL UNSECURED LOANS	1,725,000	(11,777)	2,025,000	(12,392)				42,951	1,725,000

MORTGAGE LOANS
Mortgage Loan secured by Rincon Center(8)	99,897	(158)	100,409	(198)	5.13%	5/1/2018		7,195	97,854
Mortgage Loan secured by Sunset Gower Studios/Sunset Bronson Studios	5,001	(1,357)	5,001	(1,534)	LIBOR+2.25%	3/4/2019	(4)	—	5,001
Mortgage Loan secured by Met Park North(9)	64,500	(370)	64,500	(398)	LIBOR+1.55%	8/1/2020		2,393	64,500
Mortgage Loan secured by 10950 Washington(8)	27,798	(337)	27,929	(354)	5.32%	3/11/2022		2,003	24,981
Mortgage Loan secured by Pinnacle I(10)(11)	129,000	(567)	129,000	(593)	3.95%	11/7/2022		5,359	117,190
Mortgage Loan secured by Element L.A.	168,000	(2,256)	168,000	(2,321)	4.59%	11/6/2025		7,716	168,000
Mortgage Loan secured by Pinnacle II(11)	87,000	(701)	87,000	(720)	4.30%	6/11/2026		3,741	87,000
Mortgage Loan secured by Hill7(12)	101,000	(1,285)	101,000	(1,319)	3.38%	11/6/2026		3,414	101,000
TOTAL MORTGAGE LOANS	682,196	(7,031)	682,839	(7,437)				31,821	665,526
TOTAL	$2,407,196	$(18,808)	$2,707,839	$(19,829)				$74,772	$2,390,526
_________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of March 31, 2017, which may be different than the interest rates as of December 31, 2016 for corresponding indebtedness.

(2)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of March 31, 2017. Amount doesn't include interest payment of variable rate loans that are partially effectively fixed through derivative instruments.

(3)	We have the option to make an irrevocable election to change the interest rate depending on our credit rating. As of March 31, 2017, no such election had been made.

(4)	The maturity date may be extended once for an additional one-year term.

(5)	Effective July 2016, $300.0 million of the term loan has been effectively fixed at 2.75% to 3.65% per annum through the use of two interest rate swaps.

(6)	Effective July 2016, the outstanding balance of the term loan has been effectively fixed at 3.36% to 4.31% per annum through the use of two interest rate swaps.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

(7)	Effective June 1, 2016, the outstanding balance of the term loan has been effectively fixed at 3.03% to 3.98% per annum through the use of an interest rate swap.

(8)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(9)	This loan bears interest only. Interest on the full loan amount has been effectively fixed at 3.71% per annum through use of an interest rate swap.

(10)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(11)	We own 65% of the ownership interests in the consolidated joint venture that owns the Pinnacle I and II properties. The full amount of the loan is shown.

(12)
We own 55% of the ownership interest in the consolidated joint venture that owns the Hill7 property. The full amount of the loan is shown. The maturity date of this loan can be extended for an additional two years at a higher interest rate and with principal amortization.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

Location	Submarket	Square Feet(2)	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
SAME-STORE(5)
Greater Seattle, Washington
Northview Center	Lynnwood	182,009	84.4%	90.3%	$3,314,684	$21.57
Met Park North	South Lake Union	190,748	95.8	95.8	5,190,390	28.41
Merrill Place	Pioneer Square	163,768	88.6	95.6	4,255,711	29.32
505 First Avenue	Pioneer Square	288,140	97.4	97.4	6,301,605	22.45
83 King Street	Pioneer Square	184,083	90.0	90.0	4,711,461	28.45
Subtotal		1,008,748	92.0%	94.2%	$23,773,851	$25.62
San Francisco Bay Area, California
1455 Market Street(6)	San Francisco	1,025,833	99.7%	99.7%	$37,972,586	$37.12
275 Brannan Street	San Francisco	54,673	100.0	100.0	3,166,361	57.91
625 Second Street	San Francisco	138,080	99.4	99.4	7,476,121	54.46
875 Howard Street	San Francisco	230,443	99.4	99.4	6,035,940	26.35
901 Market Street	San Francisco	206,218	100.0	100.0	10,062,437	48.80
Rincon Center	San Francisco	580,850	91.9	92.5	24,428,373	45.74
Towers at Shore Center	Redwood Shores	334,483	82.4	83.6	15,452,290	56.10
Skyway Landing	Redwood Shores	247,173	97.1	97.1	10,834,641	45.13
Lockheed	Palo Alto	42,899	100.0	100.0	2,923,996	68.16
2180 Sand Hill Road	Palo Alto	45,613	97.2	97.2	4,108,486	92.70
3400 Hillview	Palo Alto	207,857	100.0	100.0	13,334,941	64.15
Clocktower Square	Palo Alto	100,344	71.0	71.0	5,278,065	74.09
Embarcadero Place	Palo Alto	197,402	81.5	87.4	7,156,122	44.46
Foothill Research Center	Palo Alto	195,376	100.0	100.0	12,870,949	65.88
Campus Center	Milpitas	471,580	100.0	100.0	15,845,088	33.60
1740 Technology	North San Jose	206,876	99.3	99.3	7,074,459	34.43
Concourse	North San Jose	944,386	97.7	97.7	28,973,699	31.39
Skyport Plaza	North San Jose	418,086	96.5	96.5	13,148,205	32.59
Subtotal		5,648,172	96.1%	96.4%	$226,142,759	$41.68
Los Angeles, California
Pinnacle I(7)	Burbank	393,777	97.0%	97.0%	$15,953,498	$41.75
Pinnacle II(7)	Burbank	230,000	100.0	100.0	9,281,389	40.35
6922 Hollywood	Hollywood	205,523	87.7	87.7	8,438,719	46.84
Technicolor Building	Hollywood	114,958	100.0	100.0	5,043,851	43.88
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,702,871	42.65
10900 Washington	West Los Angeles	9,919	100.0	100.0	403,505	40.68
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,414,707	40.34
604 Arizona	West Los Angeles	44,260	100.0	100.0	2,002,564	45.25
9300 Wilshire	West Los Angeles	61,224	85.1	90.8	2,446,278	46.95
Element LA	West Los Angeles	284,037	100.0	100.0	15,409,645	54.25
Del Amo Office	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		1,679,099	97.3%	97.5%	$71,424,235	$43.74
Total Same-store		8,336,019	95.8%	96.3%	$321,340,845	$40.24

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

NON-SAME-STORE
San Francisco Bay Area, California
555 Twin Dolphin Plaza	Redwood Shores	198,936	92.1%	92.9%	$9,148,809	$49.93
Page Mill Hill	Palo Alto	182,676	98.4	98.4	11,469,555	63.80
Page Mill Center	Palo Alto	176,245	99.9	99.9	12,004,040	68.15
Total Non-same-store		557,857	96.6%	96.9%	$32,622,404	$60.51
Total Stabilized		8,893,876	95.9%	96.4%	$353,963,249	$41.52
LEASE-UP
Greater Seattle, Washington
Hill7(8)	South Lake Union	285,680	70.5%	80.4%	$7,294,316	$36.20
Subtotal		285,680	70.5%	80.4%	$7,294,316	$36.20
San Francisco Bay Area, California
Peninsula Office Park	San Mateo	510,789	74.5%	77.3%	$17,494,921	$46.00
Metro Center	Foster City	730,215	74.7	75.9	25,732,828	47.20
333 Twin Dolphin Plaza	Redwood Shores	182,789	80.3	80.3	7,754,171	52.81
Shorebreeze	Redwood Shores	230,932	65.0	73.8	8,080,704	53.80
Palo Alto Square	Palo Alto	328,251	70.3	82.5	17,436,327	75.52
Techmart Commerce Center	Santa Clara	284,440	77.5	83.9	8,777,402	39.84
Gateway	North San Jose	609,093	74.8	78.3	14,836,766	32.54
Metro Plaza	North San Jose	456,921	79.5	83.5	12,315,876	33.91
Subtotal		3,333,430	74.8%	79.0%	$112,428,996	$45.10
Los Angeles, California
11601 Wilshire	West Los Angeles	500,475	84.2%	86.1%	$16,855,193	$39.99
Subtotal		500,475	84.2%	86.1%	$16,855,193	$39.99
Total Lease-up		4,119,585	75.6%	80.0%	$136,578,505	$43.84
TOTAL IN-SERVICE		13,013,461	89.5%	91.2%	$490,541,754	$42.14
___________________________

(1)
Our in-service portfolio excludes the redevelopment, development, properties held-for-sale and land properties described on pages 18 and 19. As of March 31, 2017, we had three office development properties under construction, four office redevelopment properties under construction and six land properties (see pages 18 and 19). We define lease-up properties as properties that have not yet reached 92.0% occupancy since the date they were acquired or placed under redevelopment or development.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2017, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2017, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2017. Annualized base rent does not reflect tenant reimbursements.

(5)	Defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of March 31, 2017.

(6)	We own 55% of the ownership interests in the consolidated joint venture that owns the 1455 Market Street property.

(7)	We own 65% of the ownership interests in the consolidated joint venture that owns the Pinnacle I and II properties.

(8)	We own 55% of the ownership interests in the consolidated joint venture that owns the Hill7 property.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lynnwood	1	182,009	153,692	84.4%	164,326	90.3%	$3,314,684	$21.57
South Lake Union	1	190,748	182,692	95.8	182,692	95.8	5,190,390	28.41
Pioneer Square	3	635,991	591,397	93.0	602,895	94.8	15,268,777	25.82
Subtotal	5	1,008,748	927,781	92.0%	949,913	94.2%	$23,773,851	$25.62

San Francisco Bay Area, California
San Francisco	6	2,236,097	2,184,270	97.7%	2,187,602	97.8%	$89,141,817	$40.81
Redwood Shores	3	780,592	698,795	89.5	704,553	90.3	35,435,741	50.71
Palo Alto	8	1,148,412	1,078,543	93.9	1,090,084	94.9	69,146,154	64.11
Milpitas	1	471,580	471,580	100.0	471,580	100.0	15,845,088	33.60
North San Jose	3	1,569,348	1,531,794	97.6	1,531,794	97.6	49,196,363	32.12
Subtotal	21	6,206,029	5,964,982	96.1%	5,985,613	96.4%	$258,765,163	$43.38

Los Angeles, California
Burbank	2	623,777	612,160	98.1%	612,160	98.1%	$25,234,887	$41.22
Hollywood	2	320,481	295,113	92.1	295,113	92.1	13,482,571	45.69
West Los Angeles	6	621,841	612,721	98.5	616,193	99.1	29,379,570	47.95
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	11	1,679,099	1,632,994	97.3%	1,636,466	97.5%	$71,424,235	$43.74

Total Stabilized	37	8,893,876	8,525,757	95.9%	8,571,992	96.4%	$353,963,249	$41.52

LEASE-UP
Greater Seattle, Washington
South Lake Union	1	285,680	201,493	70.5%	229,780	80.4%	$7,294,316	$36.20
Subtotal	1	285,680	201,493	70.5%	229,780	80.4%	$7,294,316	$36.20

San Francisco Bay Area, California
San Mateo	1	510,789	380,328	74.5%	394,997	77.3%	$17,494,921	$46.00
Foster City	1	730,215	545,179	74.7	554,216	75.9	25,732,828	47.20
Redwood Shores	2	413,721	297,017	71.8	317,236	76.7	15,834,875	53.31
Palo Alto	1	328,251	230,877	70.3	270,750	82.5	17,436,327	75.52
Santa Clara	1	284,440	220,315	77.5	238,784	83.9	8,777,402	39.84
North San Jose	2	1,066,014	819,044	76.8	858,282	80.5	27,152,642	33.15
Subtotal	8	3,333,430	2,492,760	74.8%	2,634,265	79.0%	$112,428,996	$45.10

Los Angeles, California
West Los Angeles	1	500,475	421,474	84.2%	430,778	86.1%	$16,855,193	$39.99
Subtotal	1	500,475	421,474	84.2%	430,778	86.1%	$16,855,193	$39.99
Total Lease-up	10	4,119,585	3,115,727	75.6%	3,294,823	80.0%	$136,578,505	$43.84

TOTAL IN-SERVICE	47	13,013,461	11,641,484	89.5%	11,866,815	91.2%	490,541,754	$42.14
___________________________
Refer to footnotes on page 16.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE OFFICE SUMMARY(1)

		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket
REDEVELOPMENT
Greater Seattle, WA
Merrill Place Theater Building	Pioneer Square	29,385	—	—%	—	—%	$—	$—
Subtotal		29,385	—	—%	—	—%	$—	$—

San Francisco Bay Area, CA
875 Howard Street (1st Floor)	San Francisco	55,827	—	—%	—	—%	$—	$—
Subtotal		55,827	—	—%	—	—%	$—	—
Los Angeles, CA
405 Mateo	Downtown Los Angeles	83,285	—	—%	—	—%	$—	$—
4th & Traction	Downtown Los Angeles	120,937	—	—	—	—	—	—
Subtotal		204,222	—	—%	—	—%	$—	$—

Total Redevelopment		289,434	—	—%	—	—%	$—	$—

DEVELOPMENT
Greater Seattle, WA
450 Alaskan Way	Pioneer Square	166,800	—	—%	91,357	54.8%	$—	$—
Subtotal		166,800	—	—%	91,357	54.8%	$—	$—

Los Angeles, CA
Icon	Hollywood	325,757	275,791	84.7%	325,757	100.0%	$14,892,714	$54.00
CUE	Hollywood	91,953	—	—	91,953	100.0	—	—
Subtotal		417,710	275,791	66.0%	417,710	100.0%	$14,892,714	$54.00

Total Development		584,510	275,791	47.2%	509,067	87.1%	$14,892,714	$54.00

TOTAL		873,944	275,791	31.6%	509,067	58.2%	$14,892,714	$54.00
______________________________

(1)	Excludes in-service properties and land assets (see pages 15, 16 and 19).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2017, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2017, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of March 31, 2017. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Skyport Plaza	North San Jose	350,000	13.7%
Campus Center	Milpitas	946,350	37.3
Subtotal		1,296,350	51.0%

Los Angeles, California
Epic (Sunset Bronson—Lot A)	Hollywood	300,000	11.8%
Sunset Bronson—Lot D(2)	Hollywood	19,816	0.8
Sunset Gower—Redevelopment	Hollywood	423,396	16.7
Element LA	West Los Angeles	500,000	19.7
Subtotal		1,243,212	49.0%

TOTAL		2,539,562	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Lot D represents management’s estimate of developable square feet for 33 residential units.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet	Percent of Total	Percent Leased(1)	Annual Base Rent(2)	Annual Base Rent Per Leased Square Foot(3)
Sunset Gower	571,626	65.0%	90.1%	$16,720,336	$32.46
Sunset Bronson	308,026	35.0	90.7	10,146,815	36.32

TOTAL	879,652	100.0%	90.3%	$26,867,151	$33.82
______________________________

(1)	Percent leased for Media and Entertainment properties is the average percent leased for the 12 months ended March 31, 2017.

(2)	Annual base rent for Media and Entertainment properties reflects actual base rent for the 12 months ended March 31, 2017, excluding tenant reimbursements.

(3)	Annual base rent per leased square foot for the Media and Entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2017.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, in thousands, except square feet)

		Estimated Construction Period						Project Costs(1)
	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased		Project Costs as of 3/31/17		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Greater Seattle, Washington
450 Alaskan Way	Seattle	Q1-2016	Q4-2017	Q2-2018	166,800	54.8%		$47,813	(5)	$92,867	(5)	6.7%
Los Angeles, California
Icon(6)	Hollywood	Q4-2014	Q4-2016	Q2-2017	325,757	100.0%		115,806		146,926		9.7%
CUE(6)	Hollywood	Q1-2016	Q3-2017	Q2-2019	91,953	100.0%		33,172		52,615		8.3%
Total					417,710	100.0%	(7)	148,978		199,541		9.3%
4th & Traction	Los Angeles	Q4-2015	Q2-2017	Q3-2018	120,937	—%		75,411	(8)	95,988	(8)	6.3%
Total Under Construction					705,447			$272,202		$388,396
FUTURE DEVELOPMENT PIPELINE
Greater Seattle, Washington
Merrill Place Theater Building	Seattle	TBD	TBD	TBD	29,385	N/A		N/A		TBD		TBD
San Francisco Bay Area, California
Skyport Plaza	North San Jose	TBD	TBD	TBD	350,000	N/A		$11,179	(9)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350	N/A		$7,353	(10)	TBD		TBD
Los Angeles, California
Sunset Bronson—Lot D	Hollywood	TBD	TBD	TBD	19,816	N/A		N/A		TBD		TBD
Epic (Sunset Bronson—Lot A)	Hollywood	TBD	TBD	TBD	300,000	N/A		$8,228	(11)	TBD		TBD
Sunset Gower—Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A		N/A		TBD		TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A		N/A		TBD		TBD
405 Mateo	Los Angeles	TBD	TBD	TBD	83,285	N/A		$42,259	(12)	TBD		TBD
Total Future Development Pipeline					2,652,232
__________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92.0%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Project Costs as of March 31, 2017 and Total Estimated Project Costs for 450 Alaskan Way include $7.0 million for management’s estimate of allocated land and acquisition costs.

(6)
The costs of the 1,635-stall parking structure and certain other development costs attributable to both buildings have been allocated based on management’s estimate of each building’s share of such costs. Project Costs and Total Estimated Project Costs exclude land.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

(7)	Netflix, Inc. commenced 275,791 square feet January 2017 and is anticipated to commence 49,966 square feet in May 2017, 52,626 square feet in August 2018 and 39,327 square feet in April 2019.

(8)	Project Costs as of March 31, 2017 and Total Estimated Project Costs for 4th & Traction include approximately $49.4 million of initial acquisition cost for existing 120,937-square-foot building.

(9)	Project Costs as of March 31, 2017 for Skyport Plaza include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(10)	Project Costs as of March 31, 2017 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(11)	Project Costs as of March 31, 2017 for Epic (Sunset Bronson—Lot A) exclude land.

(12)	Project Costs as of March 31, 2017 for 405 Mateo include approximately $40.0 million of initial acquisition costs for the existing 83,285-square-foot building.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)
(Unaudited, tabular amounts in thousands, except number of properties and square feet)

	Three Months Ended March 31,
	2017	2016	% change
Same-Store office statistics(2)
Number of properties	34	34
Rentable square feet	8,336,019	8,336,019
Ending % leased	96.3%	95.9%	0.4%
Ending % occupied	95.8%	94.4%	1.4%
Average % occupied for the period	95.6%	93.6%	2.0%

Same-Store Media & Entertainment statistics(3)
Number of properties	2	2
Rentable square feet	879,652	879,652
Average % occupied for the period	90.3%	81.6%	8.7%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended March 31,
	2017	2016	% change
Same-Store net operating income—GAAP basis
Total office revenues	$98,942	$99,494	(0.6)%
Total Media & Entertainment revenues	11,469	11,245	2.0
Total revenues	$110,411	$110,739	(0.3)%

Total office expense	$26,965	$31,210	(13.6)%
Total Media & Entertainment expense	7,251	5,952	21.8
Total property expense	$34,216	$37,162	(7.9)%

Same-Store office net operating income—GAAP basis	$71,977	$68,284	5.4%
NOI Margin	72.7%	68.6%	4.1%
Same-Store Media & Entertainment net operating income—GAAP basis	$4,218	$5,293	(20.3)%
NOI Margin	36.8%	47.1%	(10.3)%
Same-Store total property net operating income—GAAP basis	$76,195	$73,577	3.6%
NOI Margin	69.0%	66.4%	2.6%

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)—CONTINUED
(Unaudited, tabular amounts in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended March 31,
	2017		2016	% change
Same-Store net operating income—Cash basis
Total office revenues	$104,538	(4)	$93,964	11.3%
Total Media & Entertainment revenues	11,484		11,056	3.9
Total revenues	$116,022		$105,020	10.5%

Total office expense	$26,490		$30,735	(13.8)%
Total Media & Entertainment expense	7,251		5,952	21.8
Total property expense	$33,741		$36,687	(8.0)%

Same-Store office net operating income—Cash basis	$78,048		$63,229	23.4%
NOI Margin	74.7%		67.3%	7.4%
Same-Store Media & Entertainment net operating income—Cash basis	$4,233		$5,104	(17.1)%
NOI Margin	36.9%		46.2%	(9.3)%
Same-Store total property net operating income—Cash basis	$82,281		$68,333	20.4%
NOI Margin	70.9%		65.1%	5.8%
______________________________

(1)
Same-Store for the three months ended March 31, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of March 31, 2017.

(2)	See page 15 for Same-Store office properties.

(3)	See page 20 for Same-Store Media & Entertainment properties.

(4)	Includes a one-time early lease termination fee of $10,390,400 at Campus Center.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME
(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Reconciliation to Net Operating Income
Net Income	$24,153	$5,976
Adjustments:
Interest expense	21,930	17,251
Interest income	(30)	(13)
Unrealized (gain) loss on ineffective portion of derivative instruments	(6)	2,125
Other (income) expense	(678)	24
Gains on sale of real estate	(16,866)	(6,352)
Income from operations	$28,503	$19,011
Adjustments:
General and administrative	13,810	12,503
Depreciation and amortization	70,767	68,368
Net Operating Income	$113,080	$99,882

Net Operating Income Breakdown
Same-Store office revenues — Cash basis	$104,538	$93,964
GAAP adjustments to office revenues — Cash basis	(5,596)	5,530
Same-Store office revenues — GAAP basis	$98,942	$99,494

Same-Store Media & Entertainment revenues — Cash basis	$11,484	$11,056
GAAP adjustments to media revenues — Cash basis	(15)	189
Same-Store Media & Entertainment revenues — GAAP basis	$11,469	$11,245

Same-Store property revenues — GAAP basis	$110,411	$110,739

Same-Store office expenses — Cash basis	$26,490	$30,735
GAAP adjustments to office expenses — Cash basis	475	475
Same-Store office expenses — GAAP basis	$26,965	$31,210

Same-Store Media & Entertainment expenses — Cash basis	$7,251	$5,952
Same-Store Media & Entertainment expenses — GAAP basis	$7,251	$5,952

Same-Store property expenses — GAAP basis	$34,216	$37,162

Same-Store net operating income — GAAP basis	$76,195	$73,577
Non-Same-Store GAAP net operating income	36,885	26,305
Net Operating Income	$113,080	$99,882

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

NET OPERATING INCOME DETAIL Three Months Ended March 31, 2017 (Unaudited, in thousands)

	Same-Store Office Properties(1)	Non-Same-Store Office Properties(2)	Development/Redevelopment(3)	Lease-Up Properties(4)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$87,568	$8,138	$2,482	$31,549	$6,700	$136,437
GAAP Revenue	(5,596)	1,030	1,446	6,065	(15)	2,930
Total Rents	$81,972	$9,168	$3,928	$37,614	$6,685	$139,367

Tenant Reimbursements	12,930	$1,004	$103	$3,275	$665	$17,977
Parking and Other	4,040	3	484	1,208	4,119	9,854
Total Revenue	$98,942	$10,175	$4,515	$42,097	$11,469	$167,198

Property operating expenses	26,965	2,997	750	16,591	7,251	54,554
Property GAAP Net Operating Income	$71,977	$7,178	$3,765	$25,506	$4,218	$112,644

Square Feet	8,336,019	557,857	873,944	4,119,585	879,652	14,767,057
Ending % Leased	96.3%	96.9%	58.2%	80.0%	90.3%	89.2%
Ending % Occupied	95.8%	96.6%	31.6%	75.6%	90.3%	86.1%
NOI Margin	72.7%	70.5%	83.4%	60.6%	36.8%	67.4%
Property GAAP Net Operating Income	$71,977	$7,178	$3,765	$25,506	$4,218	$112,644
Less : GAAP Revenue	5,596	(1,030)	(1,446)	(6,065)	15	(2,930)
Add : GAAP Expense	475	144	—	18	—	637
Property Cash Net Operating Income	$78,048	$6,292	$2,319	$19,459	$4,233	$110,351

Net Operating Income Reconciliation	Q1 - 2017
Net Income	$24,153
Adjustments:
Interest expense	21,930
Interest income	(30)
Unrealized gain on ineffective portion of derivative instruments	(6)
Other income	(678)
Gains on sale of real estate	(16,866)
Income from operations	28,503	(1) See page 15 for Same-Store office properties for the three months ended March 31, 2017.
Adjustments:		(2) See page 16 for Non-Same-Store properties.
General and administrative	13,810	(3) See page 18 for redevelopment, development and held-for-sale properties.
Depreciation and amortization	70,767	(4) See page 16 for lease-up properties.
Total GAAP Net Operating Income	$113,080	(5) See page 20 for Same-Store Media & Entertainment properties.

Property GAAP Net Operating Income	112,644
Disposed Asset	303
Other Inter-Company Eliminations	133
Total GAAP Net Operating Income	$113,080

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASING ACTIVITY

Three Months Ended March 31, 2017
Total Gross Leasing Activity
Rentable square feet	525,084
Gross New Leasing Activity
Rentable square feet	352,596
New cash rate	$65.65
Gross Renewal Leasing Activity
Rentable square feet	172,488
Renewal cash rate	$53.61
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	109,503
Early termination (square feet)	69,611
Total	179,114
Net Absorption
Leased rentable square feet	173,482
Cash Rent Growth(1)
Expiring rate	$45.04
New/renewal rate	$64.00
Change	42.1%
Straight-Line Rent Growth(2)
Expiring Rate	$42.41
New/renewal rate	$68.98
Change	62.6%
Weighted Average Lease Terms
New (in months)	94.8
Renewal (in months)	48.7

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended March 31, 2017
	Total	Annual
New leases	$79.31	$10.04
Renewal leases	$22.41	$5.52
Blended	$60.62	$9.13
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
Greater Seattle, Washington
Hill7	South Lake Union	84,703	1/17/2017	7/17/2017	$35.00	7/31/2027

San Francisco Bay Area, California
333 Twin Dolphin Plaza	Redwood Shores	12,809	10/24/2016	4/1/2017	$58.80	11/30/2022
Metro Center	Foster City	12,472	11/1/2016	3/1/2017	$67.80	10/31/2026
Metro Center(3)	Foster City	76,922	Various	5/1/2018	$43.80	4/30/2028
Metro Center(4)	Foster City	10,625	3/19/2017	3/19/2017	$69.00	3/31/2027

Los Angeles, California
11601 Wilshire(5)	West Los Angeles	30,273	1/1/2017	1/1/2017	$51.60	2/29/2028
11601 Wilshire	West Los Angeles	12,389	1/1/2017	11/1/2017	$55.80	12/31/2026
Pinnacle I(6)	Burbank	12,803	3/1/2017	3/1/2017	$42.00	9/30/2024

______________________________

(1)
Consists of leases for more than 10,000 square feet that commenced on or prior to March 31, 2017, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending March 31, 2017.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2017, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.

(3)	Qualys, Inc. commenced 69,834 square feet on February 1, 2017 and 7,088 square feet on March 15, 2017.

(4)	Tenant paid monthly base rent concurrently with the lease start date on March 19, 2017. Monthly base rent is abated for the subsequent four-month period from April 2017 through July 2017.

(5)	Tenant paid monthly base rent concurrently with the lease start date on January 1, 2017. Monthly base rent is abated for the subsequent nine-month period from February 2017 through October 2017.

(6)	Tenant paid monthly base rent concurrently with the lease start date on March 1, 2017. Monthly base rent is abated for the subsequent seven-month period from April 2017 through October 2017.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY UNCOMMENCED—NEXT EIGHT QUARTERS(1)

	Q2 2017			Q3 2017		Q4 2017			Q1 2018		Q2 2018		Q3 2018			Q4 2018		Q1 2019
Location	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Lynnwood	—	$—		10,634	$19.31	—	$—		—	$—	—	$—	—	$—		—	$—	—	$—
South Lake Union	—	—		—	—	—	—		—	—	—	—	—	—		—	—	28,287	36.00
Pioneer Square	11,498	35.58		—	—	91,357	38.00	(3)	—	—	—	—	—	—		—	—	—	—
Subtotal	11,498	$35.58		10,634	$19.31	91,357	$38.00		—	$—	—	$—	—	$—		—	$—	28,287	$36.00
San Francisco Bay Area, California
San Francisco	—	$—		—	$—	—	$—		3,332	$75.00	—	$—	—	$—		—	$—	—	$—
San Mateo	14,669	54.00		—	—	—	—		—	—	—	—	—	—		—	—	—	—
Foster City	9,037	69.00		—	—	—	—		—	—	—	—	—	—		—	—	—	—
Redwood Shores	5,758	65.39		20,219	61.31	—	—		—	—	—	—	—	—		—	—	—	—
Palo Alto	11,541	47.40		—	—	—	—		39,873	87.00	—	—	—	—		—	—	—	—
Santa Clara	18,469	46.39		—	—	—	—		—	—	—	—	—	—		—	—	—	—
North San Jose	39,238	38.16		—	—	—	—		—	—	—	—	—	—		—	—	—	—
Subtotal	98,712	$47.55		20,219	$61.31	—	$—		43,205	$86.07	—	$—	—	$—		—	$—	—	$—
Los Angeles, California
Hollywood	49,966	$58.20	(4)	—	$—	—	$—		—	$—	—	$—	52,626	$57.60	(4)	—	$—	—	$—
West Los Angeles	6,703	51.14		6,073	55.80	—	—		—	—	—	—	—	—		—	—	—	—
Subtotal	56,669	$57.36		6,073	$55.80	—	$—		—	$—	—	$—	52,626	$57.60		—	$—	—	$—
Total Uncommenced	166,879	$50.06		36,926	$48.31	91,357	$38.00		43,205	$86.07	—	$—	52,626	$57.60		—	$—	28,287	$36.00
QUARTERLY BACKFILLS—NEXT EIGHT QUARTERS(5)

	Q2 2017		Q3 2017		Q4 2017		Q1 2018			Q2 2018		Q3 2018		Q4 2018		Q1 2019
Location	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Pioneer Square	—	$—	775	$30.00	—	$—	—	$—		—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	775	$30.00	—	$—	—	$—		—	$—	—	$—	—	$—	—	$—
San Francisco Bay Area, California
San Francisco	34,595	$73.57	4,144	$48.00	—	$—	163,128	$75.00	(6)	—	$—	—	$—	—	$—	—	$—
Palo Alto	5,660	84.86	—	—	—	—	—	—		—	—	—	—	—	—	—	—
North San Jose	20,262	39.74	—	—	—	—	—	—		19,027	39.36	—	—	8,652	39.36	—	—
Subtotal	60,517	$63.30	4,144	$48.00	—	$—	163,128	$75.00		19,027	$39.36	—	$—	8,652	$39.36	—	$—
Los Angeles, California
West Los Angeles	—	$—	—	$—	5,472	$55.80	—	$—		—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—	5,472	$55.80	—	$—		—	$—	—	$—	—	$—	—	$—
Total Backfills	60,517	$63.30	4,919	$45.16	5,472	$55.80	163,128	$75.00		19,027	$39.36	—	$—	8,652	$39.36	—	$—

Total Uncommenced & Backfills	227,396	$53.58	41,845	$47.94	96,829	$39.01	206,333	$77.32		19,027	$39.36	52,626	$57.60	8,652	$39.36	28,287	$36.00

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

_____________________

(1)
Consists of uncommenced leases, defined as new leases with respect to vacant space, executed on or prior to March 31, 2017 but with commencement dates after March 31, 2017 and within the next eight quarters. This table omits submarkets without any uncommenced leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3)	Saltchuk Resources, Inc. is anticipated to commence on November 2017.

(4)	Netflix, Inc. is anticipated to commence 49,966 square feet May 2017, 52,626 square feet August 2018 and 39,327 square feet April 2019.

(5)
Consists of backfill leases, defined as new leases with respect to occupied space, executed on or prior to March 31, 2017 but with commencement dates after March 31, 2017 and within the next eight quarters. This table omits submarkets without any backfill leases over the next eight quarters.

(6)	This lease is anticipated to commence on March 2018.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS—NEXT EIGHT QUARTERS(1)

	Q2 2017(2)		Q3 2017			Q4 2017			Q1 2018		Q2 2018		Q3 2018		Q4 2018			Q1 2019
Location	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)		Expiring SF(3)	Rent/sf(4)
Greater Seattle, Washington
Lynnwood	—	$—	—	$—		6,049	$20.50		2,343	$20.76	1,756	$20.50	—	$—	21,155	$28.27		—	$—
Pioneer Square	774	—	—	—		3,260	33.00		—	—	2,624	30.80	—	—	10,050	34.50		145,279	28.61	(11)
Subtotal	774	$—	—	$—		9,309	$24.88		2,343	$20.76	4,380	$26.67	—	$—	31,205	$30.28		145,279	$28.61
San Francisco Bay Area, California
Foster City	24,563	$42.11	5,577	$56.96		4,893	$45.34		11,507	$44.67	12,806	$55.89	2,366	$39.85	63,998	$40.20		10,939	$59.82
Palo Alto	20,079	61.30	22,816	66.19		111,499	72.73	(7)	63,883	83.19	12,637	95.60	26,411	32.19	21,278	48.89		21,533	58.03
Redwood Shores	23,461	48.87	57,436	62.33		60,057	56.40		97,156	43.70	58,068	53.44	35,508	60.04	38,393	56.38		43,473	53.58
San Bruno	—	—	—	—		—	—		—	—	—	—	—	—	—	—		—	—
San Francisco	26,144	34.92	135,559	46.76	(5)	181,766	11.14	(8)	10,693	57.29	6,794	39.25	10,953	48.61	160,526	27.23	(10)	76,036	65.34
North San Jose	84,390	30.57	102,510	30.35	(6)	98,741	30.30		76,505	30.74	60,351	33.46	82,223	33.10	99,244	33.74		92,286	32.95
San Mateo	—	—	7,576	43.92		15,661	36.70		37,642	42.12	14,846	54.33	9,164	43.51	3,806	55.00		5,631	56.65
Milpitas	—	—	—	—		471,580	33.60	(9)	—	—	—	—	—	—	—	—		—	—
Santa Clara	—	—	27,342	33.37		13,018	41.52		6,652	45.48	19,691	40.31	1,098	51.14	12,384	48.25		3,823	46.07
Subtotal	178,637	$38.65	358,816	$44.88		957,215	$35.20		304,038	$49.09	185,193	$48.13	167,723	$40.46	399,629	$35.79		253,721	$50.20
Los Angeles, California
Burbank	—	$—	—	$—		17,262	$41.87		3,413	$45.89	—	$—	—	$—	—	$—		—	$—
Hollywood	2,664	65.95	—	—		—	—		10,000	50.50	—	—	87,272	43.68	—	—		7,559	92.20
Torrance	—	—	—	—		—	—		—	—	—	—	—	—	—	—		—	—
West Los Angeles	15,802	45.42	6,031	59.30		8,276	43.23		14,595	41.66	5,878	50.54	—	—	12,302	46.41		2,749	55.21
Subtotal	18,466	$48.38	6,031	$59.30		25,538	$42.31		28,008	$45.33	5,878	$50.54	87,272	$43.68	12,302	$46.41		10,308	$82.33
TOTAL	197,877	$39.41	364,847	$45.12		992,062	$35.29		334,389	$48.58	195,451	$47.72	254,995	$41.56	443,136	$35.70		409,308	$43.35
Expirations as % of In-Service Portfolio	1.5%		2.8%			7.6%			2.6%		1.5%		2.0%		3.4%			3.1%
______________________

(1)	The following schedule does not reflect 154,170 square feet that expired on March 31, 2017.

(2)	Q2 2017 expiring square footage does not include 72,030 square feet of month-to-month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

(5)
The total expiring square footage consists of: (i) AIG, Inc. at Rincon Center for 132,600 square feet and (ii) Sorabol at Rincon Center for 2,959 square feet. Effective March 2018, Google Inc. is anticipated to occupy 166,460 square feet at Rincon Center which includes the entire space vacated by AIG, Inc.

(6)
The top three expiring tenants based on annual base rent by property and square footage: (i) NTT America, Inc. at Concourse for 28,930 square feet; (ii) Mega Chips Technology at Gateway for 23,146 square feet; and (iii) Massachusetts Mutual Life Insurance Co. at Metro Plaza for 11,147 square feet.

(7)
The top three expiring tenants based on annual base rent by property and square footage: (i) Robert Bosch, LLC at Foothill Research Center for 72,417 square feet; (ii) K&L Gates at Clocktower Square for 19,152 square feet; and (iii) Zoox, Inc. at 2180 Sand Hill Road for 18,773 square feet.

(8)	The total expiring square footage consists of: (i) Bank of America at 1455 Market Street for 180,529 square feet and (iii) Pepe’s Taqueria at Rincon Center for 1,237 square feet.

(9)
The total expiring square footage consists of Cisco Systems, Inc. at Campus Center for 471,580 square feet. This tenant has elected to exercise their early termination right effective December 31, 2017.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

(10)
The top three expiring tenants based on annual base rent by property and square footage: (i) Burlington Coat Factory at 875 Howard Street for 94,505 square feet; (ii) Anaplan, Inc. at 625 Second Street for 38,775 square feet; and (iii) Hotel Tonight at 901 Market Street for 17,521 square feet.

(11)
The total expiring square footage consists of: (i) Capital One at 83 King Street for 133,148 square feet; (ii) Maveron LCC at Merrill Place for 6,136 square feet; and (iii) Cowgirls, Inc. at Merrill Place for 5,995 square feet.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

OFFICE LEASE EXPIRATIONS—ANNUAL

Year of Lease Expiration	Expiring Leases	Square Footage of Expiring Leases	Percentage of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant		1,511,523	11.0%
2017(4)	149	1,708,956	12.4	$64,165,839	12.1%	$37.55	$38.33
2018	161	1,227,971	8.9	50,451,545	9.6	41.09	42.34
2019	140	1,779,116	12.9	76,825,265	14.6	43.18	45.80
2020	109	1,106,328	8.0	50,381,365	9.6	45.54	50.70
2021	83	1,690,033	12.2	69,458,947	13.2	41.10	46.01
2022	55	983,032	7.1	41,985,233	8.0	42.71	52.06
2023	25	786,649	5.7	30,169,447	5.7	38.35	45.43
2024	25	395,435	2.9	17,518,381	3.3	44.30	54.51
2025	12	655,484	4.7	32,170,075	6.1	49.08	60.05
2026	15	556,199	4.0	29,820,231	5.6	53.61	71.51
Thereafter	16	798,840	5.8	40,393,645	7.7	50.57	68.56
Building management use	26	157,202	1.1	—	—	—	—
Signed leases not commenced(5)	28	458,607	3.3	23,642,540	4.5	51.55	65.45
Total/Weighted Average(6)	844	13,815,375	100.0%	$562,982,513	100.0%	$42.83	$49.19
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2017.

(3)
Annualized base rent per square foot at expiration for all lease expiration years use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2017.

(4)	The 2017 expiring square footage includes the early termination of 471,850 square feet at Campus Center that was originally anticipated to expire in 2019.

(5)
Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases on space not occupied as of March 31, 2017 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of March 31, 2017, divided by (ii) square footage under uncommenced leases as of March 31, 2017.

(6)	Total expiring square footage does not include 72,030 square feet of month-to-month leases.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	2	2	Various	305,729	2.2%	$19,751,784	3.9%
Uber Technologies, Inc.(3)	Various	2	2	Various	330,057	2.4	16,028,792	3.2
Cisco Systems, Inc.(4)	Various	2	2	Various	474,576	3.4	15,946,113	3.2
Riot Games, Inc.(5)	Various	2	2	Various	286,629	2.1	15,563,610	3.1
Netflix, Inc.(6)	Icon	1	1	12/31/2026	275,791	2.0	14,892,714	2.9
Qualcomm	Skyport Plaza	2	1	7/31/2022	376,817	2.7	12,887,141	2.5
Salesforce.com(7)	Rincon Center	2	1	Various	261,250	1.9	12,771,888	2.5
Square, Inc.	1455 Market Street	1	1	9/27/2023	338,910	2.4	11,422,513	2.3
Stanford(8)	Various	4	3	Various	151,249	1.1	10,582,418	2.1
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	1.7	9,281,389	1.8
GSA(9)	Various	5	5	Various	202,097	1.5	9,012,876	1.8
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	1.4	8,336,840	1.6
EMC Corporation(10)	Various	3	2	Various	294,756	2.1	7,863,690	1.6
NetSuite, Inc.(11)	Peninsula Office Park	2	1	Various	166,667	1.2	7,830,172	1.5
NFL Enterprises(12)	Various	2	2	6/30/2021	167,606	1.2	6,818,212	1.3
TOTAL		32	27		4,057,300	29.3%	$178,990,152	35.3%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. is expected to take possession of an additional 166,460 square feet at our Rincon Center property during the first quarter of 2018 with an annualized base rent of $12,484,500. Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.

(3)
Uber Technologies, Inc. expirations by property and square footage: (i) 20,246 square feet at Skyway Landing expiring March 31, 2017 and (ii) 309,811 square feet at 1455 Market Street expiring on February 28, 2025.

(4)
Cisco Systems, Inc. expirations by property and square footage: (i) 471,580 square feet at Campus Center expiring on December 31, 2017 and (ii) 2,996 square feet at Concourse expiring March 31, 2018. This tenant elected to exercise their early termination right at Campus Center with respect to 471,850 square feet effective December 31, 2017.

(5)
Riot Games, Inc. expirations by property and square footage: (i) 2,592 square feet at Shorebreeze expiring on November 30, 2017 and (ii) 284,037 square feet at Element LA expiring on March 31, 2030. This tenant may elect to exercise their early termination right at Element LA with respect to 284,037 square feet effective March 31, 2025.

(6)
Netflix is expected to take possession of an additional 49,966 square feet at Icon during the second quarter of 2017, 52,626 square feet at CUE during the third quarter of 2018 and 39,327 square feet at CUE during the second quarter of 2019.

(7)
Salesforce.com is expected to take possession of an additional 4,144 square feet during the third quarter of 2017. Expirations by square footage: (i) 78,872 square feet expiring on July 31, 2025; (ii) 83,372 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring on October, 31, 2028; and (iv) 5,978 square feet of month-to-month storage space. This tenant may elect to exercise their early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021.

(8)
Stanford Expirations by property and square footage: (i) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring February 28, 2019; (ii) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019; and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

(9)	GSA expirations by property and square footage: (i) 71,729 square feet at 1455 Market Street expiring on February 19, 2019; (ii) 28,993 square feet at Northview Center expiring on April 4, 2020;
(iii) 33,582 square feet at Rincon Center expiring May 31, 2020; (iv) 49,405 square feet at 901 Market Street expiring on July 31, 2021; and (v) 18,388 square feet at Concourse expiring on May 7, 2024.

(10)
EMC expirations by property and square footage: (i) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (ii) 185,292 square feet at 505 First Avenue expiring on October 18, 2021; and (iii) 42,954 square feet at 505 First Avenue expiring on December 31, 2023.

(11)	NetSuite, Inc. expirations by square footage: (i) 37,597 square feet expiring on August 31, 2019; (ii) 129,070 square feet expiring on May 31, 2022.

(12)
NFL Enterprises by property and square footage: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. This tenant may elect to exercise their early termination right with respect to 167,606 square feet effective June 30, 2020.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO DIVERSIFICATION

Industry	Total Square Feet(1)	Annualized Rent as of Percent of Total
Technology	4,934,626	41.0%
Media & Entertainment	1,846,752	16.8
Financial Services	938,748	7.1
Business Services	932,232	7.3
Legal	740,866	8.6
Other	625,378	4.3
Retail	583,508	3.6
Insurance	352,501	2.8
Government	301,228	2.4
Healthcare	197,649	2.1
Real Estate	171,696	1.4
Educational	168,489	1.8
Advertising	123,602	0.8
TOTAL	11,917,275	100.0%
______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
First Quarter 2017 Supplemental Operating and Financial Information

DEFINITIONS
Funds From Operations (“FFO”): Funds From Operations before non-controlling interest (“FFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cost bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Adjusted Funds From Operations (“AFFO”): Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (“NOI”): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate net operating income as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, acquisition-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.